UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2007 (August 29, 2007)

DYNEGY INC.
DYNEGY HOLDINGS INC.
 (Exact name of registrant as specified in its charter)

Delaware Delaware	001-33443 000-29311	20-5653152 94-3248415
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 5800 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 507-6400

N.A.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Dynegy Sandy Creek Holdings, LLC (the “Dynegy Member”), an indirect wholly-owned subsidiary of Dynegy Inc. (“Dynegy”) and Dynegy Holdings Inc. (“DHI”), and LSP Sandy Creek Member, LLC (the “LSP Member”), whose affiliated companies collectively own a 40% interest in Dynegy’s common stock, operate Sandy Creek Holdings, LLC, a Delaware limited liability company (“SCH”). SCH is owned 50/50 by the Dynegy Member and the LSP Member and is the indirect parent of Sandy Creek Energy Associates, L.P. (“SCEA”).

On August 29, 2007, SCEA entered into project financing (the “SCEA Project Financing”) to partly finance the construction of the Sandy Creek Power Generation Facility in McLennan County, Texas. The SCEA Project Financing, which is non-recourse to Dynegy and DHI, provides for construction loans in the amount of $800 million to be advanced as required and a $200 million term loan to be drawn at closing. The loans under the SCEA Project Financing are secured by a pledge by SCEA’s immediate parents of their equity interests in SCEA and by a mortgage and security agreement covering SCEA’s assets. The loans mature on August 29, 2015. Pricing for the facilities is LIBOR plus 250 basis points during the construction phase and LIBOR plus 200 basis points during the three-year term following the construction phase. In connection with the SCEA Project Financing, the LSP Member and the Dynegy Member have each entered into Equity Commitment Agreements in support of SCEA. Under the terms of its Equity Commitment Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference, the Dynegy Member agreed to make or cause to be made cash capital contributions to SCEA of up to $223 million to fund project costs after the loans under the SCEA Project Financing and the SCH Equity Commitment (as described below) have been utilized and otherwise upon the occurrence of certain events and milestone dates under the SCEA Project Financing. The Dynegy Member’s obligation to make such contributions is supported by a letter of credit in the amount of $223 million issued under DHI’s primary credit facility for the benefit of the lenders under the SCEA Project Financing. Such letter of credit may be drawn upon by the SCEA Project Financing lenders if certain conditions are met and the equity commitment is not otherwise fulfilled.

Also in connection with the SCEA Project Financing, SCH entered into an Equity Commitment Agreement in support of SCEA (the “SCH Equity Agreement”). Under the terms of the SCH Equity Agreement, attached hereto as exhibit 10.2 and incorporated herein by reference, SCH agreed to make or cause to be made cash capital contributions to SCEA of up to $200 million to fund project costs after the loans under the SCEA Project Financing have been utilized and otherwise upon the occurrence of certain events and milestone dates under the SCEA Project Financing. The Dynegy Member’s 50% share of SCH’s obligation to make its equity contributions is supported by a letter of credit issued under DHI’s primary credit facility in the amount of $100 million issued for the benefit of the lenders under the SCEA Project Financing. Such letter of credit may be drawn upon by the SCEA Project Financing lenders if certain conditions are met and the equity commitment is not otherwise fulfilled.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, relating to the Dynegy Member’s obligation to contribute equity to SCEA of up to $223 million and its intercompany obligation to loan to SCH up to $100 million, each of which obligations is supported by a letter of credit issued under DHI’s primary credit facility, is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 30, 2007, Dynegy issued a press release announcing that SCEA completed a $1 billion financing transaction that will allow for the construction of the Sandy Creek Power Generation Facility in McLennan County, Texas. A copy of the press release announcing the completion of the financing agreement is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K. The information in the press release shall not be deemed to be incorporated by reference into the filings of Dynegy and DHI under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing. In addition, the press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in such press release.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit
No.	Document
10.1	Equity Commitment Agreement among Sandy Creek Energy Associates, L.P., Dynegy Sandy Creek Holdings, LLC and Credit Suisse dated August 29, 2007
10.2	Equity Commitment Agreement among Sandy Creek Energy Associates, L.P., Sandy Creek Holdings, LLC and Credit Suisse dated August 29, 2007
99.1	Press release dated August 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY, INC. (Registrant)

Dated: September 5, 2007	By:	/s/ Kent R. Stephenson

	Name:	Kent R. Stephenson
	Title:	Senior Vice President, Deputy General Counsel

DYNEGY HOLDINGS INC. (Registrant)

Dated: September 5, 2007	By:	/s/ Kent R. Stephenson

	Name:	Kent R. Stephenson
	Title:	Senior Vice President, Deputy General Counsel

EXHIBIT INDEX

Exhibit
No.	Document
10.1	Equity Commitment Agreement among Sandy Creek Energy Associates, L.P., Dynegy Sandy Creek Holdings, LLC and Credit Suisse dated August 29, 2007
10.2	Equity Commitment Agreement among Sandy Creek Energy Associates, L.P., Sandy Creek Holdings, LLC and Credit Suisse dated August 29, 2007
99.1	Press release dated August 30, 2007